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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                  FORM 8-K/A-1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):  February 8, 1999


                             SYNTROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


           Kansas                       000-21911                43-1764632
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)


                               1350 South Boulder
                                   Suite 1100
                          Tulsa, Oklahoma  74119-3295
             (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code:  (918)592-7900


                                 Not Applicable
  (Registrant's former name and former address, if changed since last report)
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Amendment No. 1 to Form 8-K

  Syntroleum Corporation hereby amends ("Amendment No. 1") the Current Report on Form 8-K as originally filed with the Securities and Exchange Commission on February 16, 1999 ("Original 8-K") reporting a change in the registrant's certifying accountant under Item 4. The purpose of this Amendment No. 1 is to correct the date of the earliest event reported on the cover page of the Original 8-K from February 3, 1999 to February 8, 1999 and to correct the incorrect references to February 3, 1999 in the fourth and sixth paragraphs under Item 4 of the Original 8-K to February 8, 1999. Unless otherwise indicated, each capitalized term used but not defined in this Amendment No. 1 shall have the meaning assigned to such term in the Original 8-K.

Item 4.  Changes in Registrant's Certifying Accountant

  Pursuant to an Agreement and Plan of Merger dated as of March 30, 1998 (the "Merger Agreement") by and between Syntroleum Corporation, an Oklahoma corporation ("Old Syntroleum"), and SLH Corporation, a Kansas corporation ("SLH"), effective August 7, 1998 (i) Old Syntroleum merged (the "Merger") with and into SLH, with SLH being the surviving corporation (the survivor of the Merger, together with its subsidiaries and predecessors, is referred to herein as "Syntroleum" or the "Company"), (ii) SLH changed its name to "Syntroleum Corporation," (iii) the officers of SLH were replaced by the officers of Old Syntroleum, (iv) six of the eight SLH directors were replaced by Old Syntroleum directors, (v) each outstanding share of common stock, par value $0.001 per share, of Old Syntroleum was converted into the right to receive 1.28990 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), and (vi) the Company's Articles of Incorporation were amended to increase the number of authorized shares of Common Stock from 30,000,000 shares to 150,000,000 shares and the number of authorized shares of the Company's preferred stock, par value $0.01 per share, from 1,000,000 shares to 5,000,000 shares. The transactions relating to the Merger are more fully described in the Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, on July 6, 1998, and the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 1998.

  The Merger has been accounted for as a reverse acquisition using the purchase method of accounting in accordance with the Accounting Principles Board Opinion No. 16. Although SLH is the surviving corporation in the merger for legal purposes, Old Syntroleum is the acquirer for accounting purposes.

  At the time of the merger, the Company's independent public accountants were KPMG LLP ("KPMG") and Old Syntroleum's independent public accountants were Arthur Andersen LLP ("Arthur Andersen"). On February 8, 1999 the Company's audit committee recommended to the Company's Board of Directors that the Company engage Arthur Andersen as the Company's independent public accountants and, on February 8, 1999, the Company's Board of Directors approved the engagement of Arthur Andersen as the Company's independent public accountants to replace KPMG.

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  During years ended December 31, 1997 and 1998 and the subsequent interim period preceding February 8, 1999, neither the Company nor anyone on its behalf consulted Arthur Andersen regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

  The reports of KPMG on the Company's consolidated financial statements for the years ended December 31, 1996 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  During the years ended December 31, 1997 and 1998 and the subsequent interim period preceding February 8, 1999, there were no disagreements with KPMG.

  For the purpose of this Report, the term "disagreements" means any disagreement between personnel of the Company responsible for presentation of the Company's financial statements and personnel of KPMG responsible for rendering KPMG's report on the Company's financial statements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its their opinion.

  The Company has provided KPMG with a copy of this Current Report on Form 8-K prior to filing this Report with the Securities and Exchange Commission. KPMG has provided the Company a letter, which is filed as an exhibit to this Report, addressed to the Securities and Exchange Commission.

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                                   SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SYNTROLEUM CORPORATION



                                        By: /s/ Eric Grimshaw
                                            --------------------------
                                        Name:  Eric Grimshaw
                                        Title: Vice President, General
                                               Counsel and Secretary


Dated:  February 25, 1999

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